     To all whom these Presents shall come or may Concern, Know That

     Rockwell Capital Partners, LLC

A Corporation organized under the law of the State of Delaware, as RELEASOR in consideration of the sum of Ten dollars, 250,000 Common Shares of Critical Home Care, Inc., issued to Global Asset Management LLC, a Registration Rights Agreement to register said shares in 90 days and other good and valuable consideration

($10.00)

received from

     Critical Home Care, Inc.

receipt whereof is hereby acknowledged, releases and discharges

     Critical Home Care, Inc.

                        the RELEASEE, RELEASEE'S officers, shareholders, directors, partners, employees, heirs, executors, administrators, successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the RELEASEE, the RELEASOR, RELEASOR’S successors and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this RELEASE.

     The words “RELEASOR” and “RELEASEE” include all releasors and all releasees under this RELEASE.

     This RELEASE may not be changed orally.

     In Witness Whereof, the RELEASOR has caused this RELEASE to be executed by its duly authorized officers and its corporate seal to be hereunto affixed on

In presence of:

Verity Sansouci	Rockwell Capital Partners, LLC
Notary Public, State of New York
No. 01SA6039018	By: /s/ Robert Depalo
Qualified in Queens County	Robert DePalo
Commission Expires March 20, 2006

/s/ Verity Sanouci
Verity Sanouci

State of New York, County of             ss:

On 4/21/04 before me, the undersigned, personally appeared Robert DePalo personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

The undersigned purchaser hereby represents, warrants and acknowledges to and covenants and agrees with Critical Home Care, Inc. (the “Company”) as follows:

     (a) Investment Intent. The undersigned Global Asset Partners, LLC, with offices located at 488 Madison Avenue, New York, NY 10022 is acquiring the 250,000 shares of the Company’s common stock (the “Shares”) for the undersigned’s own account, for investment only and not with a view to, or for sale in connection with, a distribution thereof or any party thereof, within the meaning of the Securities Act, and the rules and regulations promulgated thereunder, or any applicable state securities or blue-sky laws;

     (b) Intent to Transfer. The undersigned is not a party or subject to or bound by any contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge the Shares or any part or interest in the Shares to any person, and has no present intention to enter into such a contract, undertaking, agreement or arrangement;

     (c) Transfer Exempt from Registration.

     (i) The undersigned acknowledges that the Shares have not been registered under the Securities Act or under the laws of any state on the basis that the issuance thereof is exempt from such registration;

(ii) The Company’s reliance on the availability of such exemption is, in part, based upon the accuracy and truthfulness of the undersigned’s representations contained in this letter;

     (iii) As a result of such lack of registration, the Shares may be resold or otherwise transferred or disposed without registration pursuant to or an exemption therefrom available under the Securities Act and such state securities laws; and

(iv) In furtherance of the provisions of this Section 2(c), the certificate representing the Shares shall bear a restrictive legend substantially in the following form:

     (d) Registration Rights.

           (1) The Company agrees to register the shares issued herein within 90 days hereof, the company will pay Global Asset Management LLC penalty shares equal to 100,000 shares per month or the prorated portion for any period after and until the SB-2 is filed.

“THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION OR

RESALE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUE OF THESE SHARES TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS;"

By: /s/__________________________

Name: Robert Fallah

Title: Managing Member

Verity Sansouci
Notary Public, State of New York
No. 01SA6039018
Qualified in Queens County
Commission Expires March 20, 2006

/s/ ________________________
Verity Sanouci